UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 10, 2007

DEEP FIELD TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	333-120506	20-1862733
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1428 S. Brandywine Circle Fort Myers, Florida		33919
(Address of Principal Executive Offices)		(Zip Code)

(239) 437-5235
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On October 10, 2007, Deep Field Technologies, Inc. (the “Company”) received notice from YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P. and hereinafter, YAGI”) that the Company is in default under that certain Convertible Debenture in the principal amount of $1,300,000 issued by the Company to YAGI on July 5, 2007 (the “Debenture”) for failure to make the appropriate payments of principal provided for therein. Upon the occurrence of an event of default under the Debenture, interest shall accrue on the outstanding principal balance thereof at an annual rate equal to eighteen percent (18%). In addition, the full unpaid principal amount of the Debenture, together with interest and other amounts owing in respect thereof shall become, at YAGI’s election, immediately due and payable in cash; provided however, YAGI may request (but shall have no obligation to request) payment of such amounts in shares of common stock of the Company. To date, YAGI has not made such election or request for payment in cash or common stock.

In addition to any other remedies, YAGI shall have the right (but not the obligation) to convert the Debenture at any time after (x) an event of default into shares of common stock at a price equal $0.05 per share or (y) the Maturity Date (as defined the Debenture) into shares of common stock at the Conversion Price (as defined in the Debenture) per share. To date, YAGI has not exercised such right of conversion.

Furthermore, upon an event of default, and for so long as any and all amounts due to YAGI are due and outstanding by the Company to YAGI, including, without limitation, the payment of principal and interest thereunder, YAGI shall have the right to nominate and to force the appointment of a majority of the members of the Board of Directors of the Company (the “Board”), which such right shall also include the right to force the resignation of members of the Board to achieve such objective. On October 10, 2007, YAGI instructed the Company to accept the resignations of Pang Guisan, Wang Shanhui, Ren Bing and Pang Liyong from their service as members of the Board.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 15, 2007, the Board accepted the resignations of Pang Guisan, Wang Shanhui, Ren Bing and Pang Liyong at the request of YAGI. In connection with the issuance of the Debenture (as defined in Item 2.04 above), all members of the Board submitted letters of resignation to be effective upon the event of default under the Debenture at the discretion of YAGI. On October 10, 2007, YAGI notified the Company that it was in default under the Debenture, and instructed the Company to accept the resignations of the four (4) directors set forth above. The remaining members of the Board will remain in place, and the Company has no plans to appoint additional directors to the Board at this time.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP FIELD TECHNOLOGIES, INC.

Date: October 22, 2007	By:	/s/ Fred Griffin
Name: Fred Griffin
Title: Chief Financial Officer